Exhibit 99.1

VeriSign Reports 10% Year-Over-Year Revenue Growth in Third Quarter 2010

DULLES, VA – October 28, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the third quarter ended September 30, 2010.

Third Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“VeriSign”) reported revenue of $173 million from continuing operations for the third quarter of 2010, up 2% from the prior quarter and up 10% from the same quarter in 2009. Continuing operations consist primarily of the results of the Naming Services business which is comprised of Registry Services and Network Intelligence and Availability (NIA) Services. NIA Services include the Managed Domain Name System (Managed DNS), iDefense and Distributed Denial of Service (DDoS) mitigation businesses. VeriSign reported net income attributable to VeriSign, Inc. stockholders of $785 million and earnings per share attributable to VeriSign, Inc. stockholders of $4.48 on a diluted basis for the third quarter of 2010, reflecting a net gain of $737 million, net of tax of $244 million, on the sale of the Authentication Services business. This compared to net income attributable to VeriSign, Inc. stockholders of $54 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.28 on a diluted basis in the same quarter in 2009. The operating margin was 34.4% for the third quarter of 2010 compared to 21.7% for the same quarter in 2009.

VeriSign reported segment revenue for Naming Services of $172 million for the third quarter of 2010, up 3% from the prior quarter and up 11% from the same quarter in 2009.

Third Quarter Non-GAAP Financial Results

VeriSign reported net income attributable to VeriSign, Inc. stockholders of $48 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.27 on a diluted basis for the third quarter of 2010, compared to net income attributable to VeriSign, Inc. stockholders of $32 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.16 on a diluted basis in the same quarter in 2009. The operating margin was 43.1% for the third quarter of 2010 compared to 33.7% for the same quarter in 2009. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We are pleased with the third quarter results and the continued rebounding of Internet trends that impact our business,” said Mark McLaughlin, president and chief executive officer of VeriSign. “Our focus as we look forward is to continue to provide an essential and unparalleled service and to leverage our expertise in running a highly complex network to create new opportunities.”

“The transition following the close of the sale of our Authentication Services business is on track,” said Brian Robins, chief financial officer of VeriSign. “Our continued operating discipline allows us to optimize our cost structure while supporting topline growth opportunities for the company.”

Financial Highlights

•

On August 9, 2010, VeriSign sold its Authentication Services business for cash consideration of approximately $1.14 billion, net of cash held by transferred subsidiaries of $127.5 million and transaction costs of $10.8 million, subject to definitive adjustment to reflect the actual working capital balance as of the closing date.

•

VeriSign ended the third quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $2.55 billion, an increase of $1.21 billion from the prior quarter and an increase of $1.12 billion from the same quarter in 2009.

•	In the third quarter, VeriSign repurchased 5.1 million shares of its common stock for a cost of $146 million.

•

Cash used in operating activities, on a consolidated basis, was $82 million for the third quarter due to taxes owed on the sale of Authentication Services. Excess tax benefits of $155 million that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenue on September 30, 2010 totaled $654 million, an increase of $13 million from the prior quarter and $74 million from the same quarter in 2009.

•

Capital expenditures, on a consolidated basis, were $26 million in the third quarter and $69 million year-to-date, approximately 22% of which was related to the Authentication Services business in 2010 prior to its sale.

Business and Corporate Highlights

•	VeriSign Registry Services ended the quarter with approximately 103.5 million active domain names in the adjusted zone for .com and .net, representing a 9% increase year-over-year.

•	In the third quarter, VeriSign added 7.5 million new domain name registrations, representing a 7% increase year-over-year.

•	VeriSign experienced an average daily query load of 66 billion in the quarter, compared to 63 billion in the prior quarter and 54 billion in the same quarter in 2009.

•	VeriSign ended the third quarter of 2010 with approximately 1,100 employees, compared to 2,225 employees at the end of the prior quarter before the close of the sale of Authentication Services.

•	In September, VeriSign signed a lease for an office building located in Reston, Virginia, that will commence in mid-2011 and will serve as company headquarters.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, results of Other Services, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

VeriSign will host a live teleconference call today at 5:00 p.m. (EDT) to review the third quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0966 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 7949245) beginning at 8:00 p.m. (EDT) on October 28 and will run through November 4 at 8:00 p.m (EDT). This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the current global economic downturn; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior; the inability of VeriSign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; and the uncertainty of whether Project Apollo will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$2,060,195	$1,477,166
Marketable securities	488,948	185
Accounts receivable, net	16,826	63,133
Prepaid expenses and other current assets	90,935	168,574

Total current assets	2,656,904	1,709,058

Property and equipment, net	191,426	403,821
Goodwill	52,527	289,980
Other intangible assets, net	2,943	22,420
Other assets	20,282	44,865

Total long-term assets	267,178	761,086

Total assets	$2,924,082	$2,470,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$162,997	$243,967
Deferred revenues	448,759	642,507

Total current liabilities	611,756	886,474

Long-term deferred revenues	205,003	245,734
Convertible debentures, including contingent interest derivative	578,262	574,378
Other long-term liabilities	283,605	164,894

Total long-term liabilities	1,066,870	985,006

Total liabilities	1,678,626	1,871,480

Commitments and contingencies
Stockholders’ equity:
VeriSign, Inc. stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000;
Issued and outstanding shares: 171,746,536 excluding 140,119,856 held in treasury, at September 30, 2010; and 183,299,463, excluding 124,434,684 held in treasury, at December 31, 2009	312	308
Additional paid-in capital	21,566,531	21,736,209
Accumulated deficit	(20,322,963)	(21,194,435)
Accumulated other comprehensive income	1,576	7,659

Total VeriSign, Inc. stockholders’ equity	1,245,456	549,741
Noncontrolling interest in subsidiary	—	48,923

Total stockholders’ equity	1,245,456	598,664

Total liabilities and stockholders’ equity	$2,924,082	$2,470,144

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$172,649	$156,807	$503,827	$460,797

Costs and expenses:
Cost of revenues	40,266	42,159	120,588	130,380
Sales and marketing	18,450	20,545	63,080	54,620
Research and development	14,537	13,245	40,731	40,050
General and administrative	33,644	35,315	101,624	111,196
Restructuring, impairment and other charges, net	6,303	11,455	14,141	14,269

Total costs and expenses	113,200	122,719	340,164	350,515

Operating income	59,449	34,088	163,663	110,282
Other loss, net	(7,500)	(9,056)	(22,776)	(24,489)

Income from continuing operations before income taxes	51,949	25,032	140,887	85,793
Income tax expense	(7,193)	(4,132)	(40,098)	(26,944)

Income from continuing operations, net of tax	44,756	20,900	100,789	58,849
Income from discontinued operations, net of tax	740,789	33,699	773,570	97,037

Net income	785,545	54,599	874,359	155,886
Less: Income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	(642)	(988)	(2,887)	(2,381)

Net income attributable to VeriSign, Inc. stockholders	$784,903	$53,611	$871,472	$153,505

Basic income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.26	$0.11	$0.56	$0.31
Discontinued operations	4.26	0.17	4.30	0.49

Net income	$4.52	$0.28	$4.86	$0.80

Diluted income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.26	$0.11	$0.56	$0.30
Discontinued operations	4.22	0.17	4.26	0.49

Net income	$4.48	$0.28	$4.82	$0.79

Shares used to compute net income per share attributable to VeriSign, Inc. stockholders:
Basic	173,572	192,619	179,240	192,527

Diluted	175,034	193,472	180,634	193,235

Amounts attributable to VeriSign, Inc. stockholders:
Income from continuing operations, net of tax	$44,756	$20,900	$100,789	$58,849
Income from discontinued operations, net of tax	740,147	32,711	770,683	94,656

Net income attributable to VeriSign, Inc. stockholders	$784,903	$53,611	$871,472	$153,505

The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands)
Stock-based compensation:
Cost of revenues	$1,010	$1,000	$3,321	$2,887
Sales and marketing	360	272	2,984	2,374
Research and development	1,508	852	3,824	2,384
General and administrative	4,944	3,946	15,438	14,638
Restructuring, impairment and other charges, net	932	33	1,065	581

Stock-based compensation for continuing operations	8,754	6,103	26,632	22,864
Discontinued operations	8,137	5,206	15,569	16,541

Total stock-based compensation	$16,891	$11,309	$42,201	$39,405

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September
	2010	2009
Cash flows from operating activities:
Net income	$874,359	$155,886
Adjustments to reconcile net income to net cash provided by operating activities:
Net (gain) loss on sale of discontinued operations, net of tax	(735,491)	12,707
Depreciation of property and equipment and amortization of other intangible assets	53,379	61,715
Stock-based compensation	42,201	39,405
Excess tax benefit associated with stock-based compensation	(167,194)	(100,583)
Other, net	8,435	8,286
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	11,154	14,519
Prepaid expenses and other assets	2,074	(7,271)
Accounts payable and accrued liabilities	8,607	5,368
Deferred revenues	70,955	32,010

Net cash provided by operating activities	168,479	222,042

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	239,680	117,901
Purchases of marketable securities and investments	(714,592)	(750)
Purchases of property and equipment	(68,646)	(66,067)
Proceeds received from divestiture of businesses, net of cash contributed and transaction costs	1,165,030	282,178
Other investing activities	(4,688)	(2,550)

Net cash provided by investing activities	616,784	330,712

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	56,442	32,906
Repurchases of common stock	(434,234)	(51,682)
Excess tax benefit associated with stock-based compensation	167,194	100,583
Other financing activities	(736)	(113)

Net cash (used in) provided by financing activities	(211,334)	81,694

Effect of exchange rate changes on cash and cash equivalents	9,100	8,790

Net increase in cash and cash equivalents	583,029	643,238
Cash and cash equivalents at beginning of period	1,477,166	789,068

Cash and cash equivalents at end of period	$2,060,195	$1,432,306

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$39,628	$39,256

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
	Operating Income	Net Income attributable to VeriSign, Inc. stockholders	Operating Income	Net Income attributable to VeriSign, Inc. stockholders
GAAP as reported	$59,449	$784,903	$34,088	$53,611
Discontinued operations		(740,147)		(32,711)
Other Services (1) (2)	426	426	2,115	2,200
Adjustments:
Stock-based compensation	7,795	7,795	6,051	6,051
Amortization of other intangible assets	324	324	145	145
Impairment of other intangible assets	—	—	9,684	9,684
Restructuring costs	6,269	6,269	285	285
Non-cash interest expense		1,983		1,710
Tax adjustment (3)		(13,431)		(9,401)

Non-GAAP as adjusted	$74,263	$48,122	$52,368	$31,574

Diluted shares		175,034		193,472
Per diluted share, non-GAAP as adjusted		$0.27		$0.16

(1)	As of September 30, 2010, the Company’s business consists of the following reportable segments: (a) Naming Services, which consists of Registry Services and Network Intelligence and Availability (“NIA”) Services; and (b) Other Services, which consists of the continuing operations of Content Portal Services (“CPS”).
(2)	Results of Other Services during the three months ended September 30, 2010 and 2009 includes stock-based compensation of $27 and $19 respectively.
(3)	Non-GAAP tax is calculated as 30% of income from continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, results of Other Services, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenues from Naming Services (1)	$172,286	$167,881	$161,583	$158,740	$155,481